PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001

Report of Independent
 Registered Public Accounting
Firm

To the Board of Directors
of DWS Mutual Funds, Inc.
and the Shareholders of
DWS Gold & Precious Metals
Fund:

In planning and performing
our audit of the financial
statements of DWS Gold & Precious
 Metals Fund (the
"Fund"), as of and for the year
 ended October 31, 2008
in accordance with the standards
 of the Public Company
Accounting Oversight Board
 (United States), we
considered the Fund's internal
 control over financial
reporting, including control
activities for safeguarding
securities, as a basis for
designing our auditing
procedures for the purpose
 of expressing our opinion on
the financial statements and
to comply with the
requirements of Form N-SAR,
 but not for the purpose of
expressing an opinion on the
effectiveness of the Fund's
internal control over financial
reporting.  Accordingly, we
do not express an opinion on
the effectiveness of the
Fund's internal control over
financial reporting.

The management of the Fund
is responsible for
establishing and maintaining
effective internal control
over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required
to assess the expected benefits
and related costs of
controls.  A fund's internal
control over financial reporting
is a process designed to provide
reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes
in accordance with generally accepted
accounting principles.  A fund's
internal control over financial
reporting includes those policies
and procedures that (1)
pertain to the maintenance of
records that, in reasonable
detail, accurately and fairly
 reflect the transactions and
dispositions of the assets of
the fund; (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit preparation
of financial statements
in accordance with generally
accepted accounting
principles, and that receipts
and expenditures of the fund
are being made only in accordance
with authorizations of
management and directors of the fund;
and (3)  provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use or disposition of a
fund's assets that
could have a material effect on the
financial statements.

Because of its inherent limitations,
internal control over
financial reporting may not
prevent or detect misstatements.
Also, projections of
any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting
exists when the design or operation
of a control does not
allow management or employees,
in the normal course
of performing their assigned functions,
to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency,
or a combination of
deficiencies, in internal control
over financial reporting,
such that there is a reasonable
possibility that a material
misstatement of the Fund's annual or
interim financial statements will not
be prevented ordetected on a timely
basis.

Our consideration of the Fund's
internal control over
financial reporting was for the
limited purpose described
in the first paragraph and would
not necessarily disclose
all deficiencies in internal control
over financial reporting
that might be significant
deficiencies or material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States).
However, we noted no deficiencies
in the Fund's internal
control over financial reporting
and its operation,
including controls for safeguarding
securities, that we
consider to be material weaknesses
as defined above as
of October 31, 2008.

This report is intended solely
for the information and use
of the Directors, management,
and the Securities and
Exchange Commission and is not
 intended to be and
should not be used by anyone
other than these specified
parties.



December 29, 2008